Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Morgan Stanley Smith Barney Spectrum Select L.P. (the “Partnership”) on Form 10-Q for the period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Ross, Chief Financial Officer and Director of Ceres Managed Futures LLC, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Steven Ross
Steven Ross
Ceres Managed Futures LLC
Chief Financial Officer and Director
Date: May 9, 2019